UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 20, 2008

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

(412) 432-3300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.
In accordance with the American Eagle Outfitters, Inc. (the "Company") 2005 Stock Award and Incentive Plan, the Company entered into a Long Term Incentive Compensation Plan ("LTICP") Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property Agreement (the "Agreement") with certain Company officers, including certain named executive officers ("NEO's"), effective May 20, 2008. Officers who entered into the Agreement are obligated to a twelve month non-competition and eighteen month non-solicitation arrangement upon their separation from the Company. In consideration, the Company will pay out the balance in the respective officer's LTICP following their separation, which would otherwise have been forfeited. The LTICP account balance is paid out in three installments: the first installment six months post separation and the second and third installments at the time of the normal annual payouts for active participants in years following. The payment is contingent upon continued adherence to the Agreement. The following NEO's have entered into the Agreement with the Company: Joan Holstein Hilson, LeAnn Nealz and Kathy J. Savitt.

The form of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 1.01 is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
10.1	Form of Long Term Incentive Compensation Plan Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: May 22, 2008	By:	/s/ Neil Bulman Jr.
Neil Bulman, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Long Term Incentive Compensation Plan Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property Agreement